Exhibit 10.1

CONTRACT RESEARCH SUPPORT AGREEMENT

This Contract Research Support Agreement (the “Agreement”) is entered into as of May 10, 2012 (the “Effective Date”) by and between North American Science Associates, Inc. (“NAMSA”), 4050 Olson Memorial Highway, Minneapolis, MN 55422 and Kips Bay Medical, Inc., 3405 Annapolis Lane, Suite 200, Minneapolis, MN 55447 (“Company”).

WHEREAS, NAMSA is engaged of the business of providing contract research organization services (“CRO Services”), which may include regulatory consulting, preclinical and clinical testing, to companies in the medical products industry;

WHEREAS, Company is engaged in the medical products industry and desires to engage NAMSA for the purpose of obtaining certain CRO Services; and

WHEREAS, NAMSA is willing to provide certain CRO Services to Company according to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained below, the parties agree as follows:

1.              Statements of Work; Services to be Rendered —

(a)         NAMSA agrees to provide and Company agrees to pay for those CRO Services set forth in each Statement of Work (“SOW”) executed by the parties.  Each SOW shall be consecutive and attached to and become part of this Agreement.

(b)         Each SOW shall include (as applicable): (i) a description of CRO Services to be provided by NAMSA for the project, (ii) critical assumptions underlying the project to be performed, (iii) the fee(s) and payment schedule for the project (the “Project Fees”) and (iv) project timelines.

(c)          NAMSA shall commence work on a project upon receipt of all of the following: (i) this signed Agreement, (ii) a fully-executed SOW, and (iii) the Deposit (as defined in Section 2(e)).

2.              Compensation; Deposit; Payment Terms —

(a)         Compensation.  In accordance with the Project Fees set forth in each SOW and any attachments to an SOW, Company shall remit payment to NAMSA within 30 days after receipt of an invoice from NAMSA.  If NAMSA does not receive payment within 60 days of the date of invoice, interest in the amount of one and one half percent (1½%) compounded monthly shall accrue on the overdue balance, up and until the maximum annual percentage rate permitted by law is attained.

(b)         Change Orders.  Project Fees are set based on the assumptions set forth in each SOW, and are subject to change if those assumptions change or are inaccurate.  If, during the conduct of the project, the scope deviates from the SOW assumptions, NAMSA shall document changes in scope and any necessary changes to the Project Fees in a Change Order to the SOW for review and acceptance by Company.  If Company fails to respond promptly to the Change Order, NAMSA may cease providing the CRO Services until the matters set forth in the Change Order have been resolved to NAMSA’s satisfaction.

(c)          Records.  NAMSA shall keep or cause to be kept such records of CRO Services performed as NAMSA determines necessary to demonstrate performance according to the requirements of the SOW regarding Project Fees due to NAMSA.

(d)         Reimbursement of Expenses.  Company shall reimburse NAMSA for reasonable out-of-pocket expenses such as those for business travel, local transportation, business meals, accommodations and any other reasonable business expense incurred by NAMSA in

Confidential Kips Bay Medical, Inc.

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performing project activity hereunder.  Pre-approval by Kips Bay Medical is required prior to expense being incurred. Such expenses shall be itemized on project invoices.  A service charge of five percent (5%) shall be added to all reimbursable expenses to cover administrative costs and the delay between incurring the cost and payment for the expense by Company.

(e)          Deposit.  For each SOW agreed to between the parties, Company shall make an initial payment to NAMSA (the “Deposit”) with requirements as outlined on each SOW.

(f)           Annual/Inflation Increase:  Project Fees are subject to change and may be adjusted by NAMSA from time to time.  Such adjustment shall take effect no earlier than twelve months after the date of commencement of services and shall be effective the first of each calendar year thereafter.  NAMSA may increase Project Fees 5-10% per year based on the rate of inflation and increases in NAMSA’s costs. Increases will be negotiated with Kips Bay Medical prior to being effective.

(g)          Collection Costs; Disputes.  Company shall pay for all costs incurred by NAMSA in collecting overdue balances, including the cost of third parties and attorney’s fees, if any, hired by NAMSA to collect overdue accounts.  Company shall notify NAMSA of any dispute in charges invoiced within thirty (30) days of the invoice date or Company shall waive its right to dispute such amounts.

(h)         Payment Address; FEIN.  Company shall pay NAMSA by check, made payable to NAMSA at PO Box 710970, Cincinnati, OH 45271-0970.  NAMSA’s Federal Employer’s Identification Number is 27-1025361.

(i)  Project Completion: Project completion deadlines, including incentives for early completion, if applicable, shall be negotiated with Company and stated in the SOW.  If an SOW is terminated by Company pursuant to the provisions of Section 6(a) prior to project completion and NAMSA is holding a Deposit at the time of such termination, then, in addition to the any other amounts due to NAMSA, Company shall pay NAMSA an amount equal to that Deposit, and NAMSA shall be entitled to immediately apply the Deposit to satisfy such payment obligation of Company.

(j)  Delay of Onset:  If a project is delayed without cancellation, through no fault of NAMSA, for more than 12 months after the signing of a SOW, and NAMSA is holding a Deposit for such project, then, in addition to the any other amounts due to NAMSA, Company shall pay NAMSA an amount equal to that Deposit, and NAMSA shall be entitled to immediately apply the Deposit to satisfy such payment obligation of Company.

3.              Confidential Information —

(a)         The parties agree that operating methods, technology, ideas, proprietary data, trade secrets, marketing and regulatory strategy, customer lists, and any other similar information (“Confidential Information”) of Company is unique and in need of protection from disclosure.  Confidential Information delivered to NAMSA by Company during the term of this Agreement shall be held in confidence and not revealed, divulged, used, or made known to anyone, except as required by law or to discharge NAMSA’s obligations to Company as described herein.

(b)         Information shall not be treated as Confidential Information hereunder if it is in the public domain at the time Company discloses it to NAMSA, becomes part of the public domain thereafter through no fault of NAMSA, is already known to NAMSA prior to the time of delivery, or becomes known to NAMSA thereafter from a third party without an obligation of confidentiality.

(c)          NAMSA may disclose Confidential Information disclosed to it by Company only to its employees, agents or affiliates who sign this Agreement or who are obligated through agreement with NAMSA to protect such Confidential Information.  NAMSA shall not be liable for the exposure of Confidential Information that results from Acts of God, such as, but not limited to, tornadoes, floods, or lightning.

(d)         Upon request of Company, all Confidential Information provided to NAMSA by Company shall be returned to Company or destroyed in accordance with Company’s instructions, provided, however, that NAMSA may retain one copy of such Confidential Information to the extent required by law and for purposes of ensuring compliance with the terms of this Agreement.  This Agreement does not require NAMSA to destroy its own work product created from or which contains Confidential Information acquired as a result of this Agreement, nor does this Agreement prohibit NAMSA from returning or destroying Confidential Information prior to a request by Company.

4.              Document/Work Product; Property Rights; Project Outcome —

(a)         Work Product.  All documents and work product produced by NAMSA as a result of work performed under this Agreement are the property of NAMSA and shall remain the property of NAMSA until NAMSA has received payment in full for the work performed to produce those documents and work product.  Documents and work product produced as a result of work performed under this Agreement shall become the property of Company upon payment in full for the work performed by NAMSA to produce those documents and work product.  Such documents and work product, following NAMSA’s receipt of payment in full, are collectively “Company IP”.

(b)         NAMSA IP.  All intellectual property owned by NAMSA and in existence on the Effective Date or created or acquired thereafter (including all computer programs, software, applications, databases, estimates, and other documentation generally used by NAMSA), and all intellectual property developed by NAMSA, in whole or in part, directly or indirectly in connection with this Agreement (including any improvement, alteration or enhancement to NAMSA’s systems, software, applications or processes which are developed or implemented during the term of this Agreement), together with all related rights, title and interests thereto, shall continue to be owned exclusively by NAMSA or the third parties from whom NAMSA has secured the right of use (collectively, “NAMSA IP”).  Company shall have no right, title, or interest in or to NAMSA IP except as expressly set forth in this Agreement.  NAMSA IP shall not include the Company IP (as defined in Section 4(a)).

(c)          Project Outcome; Representations and Warranties.  Regulatory approvals are influenced by changing regulatory requirements, individuality of regulatory body personnel, government policy, and other uncontrollable factors.  In addition, approvals are highly dependent on product performance and the quality, completeness, and availability of technical data.  While NAMSA applies its expertise to present the available information in a manner intended to maximize the possibility of obtaining regulatory approval, NAMSA cannot guarantee approval for individual medical products or submissions, and makes no representation or warranty regarding any particular results with respect to the CRO Services.  NAMSA represents and warrants that:  (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the full power to enter into this Agreement and to perform its obligations under this Agreement; and (b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and legally binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors’ rights and by limitations on the availability of equitable remedies.  THE FOREGOING WARRANTIES ARE EXCLUSIVE.  NAMSA DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  NAMSA DOES NOT WARRANT ANY PARTICULAR RESULT, OR THAT THE CRO SERVICES WILL MEET COMPANY’S NEEDS OR WILL OPERATE WITHOUT INTERRUPTION OR IN AN ERROR-FREE MANNER.

5.              Term of the Agreement - The Agreement period shall have a term of three (3) years from the Effective Date, unless extended in writing by mutual agreement of the parties.

6.              Termination of Agreement —

(a)         Either party may terminate this Agreement or any individual SOW at any time upon (thirty (30) days) written notice.

(b)         Termination of this Agreement by either party shall not affect the rights and obligations of the parties accrued prior to the effective date of the termination. The payment, confidentiality, indemnity, and intellectual property obligations contained within this Agreement, and other terms by their nature which would continue beyond the termination or expiration of this Agreement, shall survive its termination.

(c)          Payment in the Event of Termination or Expiration.  In the event this Agreement or an SOW is terminated prior to the completion of a project being conducted thereunder, NAMSA shall be entitled to full payment for services rendered and reimbursement for expenses incurred by NAMSA up through the effective date of the termination or expiration as set forth in Section 2.

7.              Finder’s Fee - If Company hires an NAMSA employee, during the term of this Agreement or within three (3) months of the termination or end of this Agreement, Company shall pay NAMSA a finder’s fee equal to thirty percent (30%) of such employee’s annualized compensation from NAMSA based on the three month period immediately prior to such hiring by Company.  Such fee shall be payable within thirty (30) days of the hiring of such NAMSA employee.

8.              Indemnification.

(a)         Infringement Indemnification.  Each party shall, at its expense, indemnify, defend and hold the other party and its affiliates, successors, officers, directors, consultants and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages, the other incurs, including reasonable attorneys’ fees, litigation, settlement, judgment, interest and penalties, arising out of or in connection with any claim that the products and services, names and marks furnished by the party for purposes of receiving services under this Agreement constitute an infringement of any trade secret, patent, copyright, trademark, trade name, confidential information or other legal right of any third party.

(b)         Mutual Indemnification.  NAMSA and Company mutually agree to indemnify and hold each other harmless against all claims, losses, liabilities, damages and expenses, including court costs and reasonable attorneys’ fees (hereinafter referred to as “Claims”), incurred by any third party, to the extent that such Claims arise out of or are based upon a material breach of any of NAMSA’s or Company’s obligations and duties under this Agreement or NAMSA’s or Company’s intentional, willful, reckless or criminal acts, all as determined by a court or other tribunal having jurisdiction of the matter.

9.              Limitation on Damages; Liability -  EXCEPT FOR (a) DAMAGES ARISING OUT OF A BREACH BY EITHER PARTY OF SECTIONS 3, 4.(a) or 4.(b) OR EITHER PARTY’S INFRINGEMENT, VIOLATION, MISUSE OR MISAPPROPRIATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY MADE AVAILABLE HEREUNDER, OR (b) A PARTY’S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 8, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES, OR ANY OTHER SIMILAR DAMAGES UNDER ANY THEORY OF LIABILITY, UNDER OR AS A RESULT OF THIS AGREEMENT REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH DAMAGES IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER THEORY, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.  IN NO EVENT SHALL NAMSA OR ITS AFFILIATES BE LIABLE TO COMPANY OR ANY THIRD PARTY FOR DAMAGES UNDER OR AS A RESULT OF THIS AGREEMENT IN EXCESS OF THE TOTAL FEES PAID BY COMPANY TO NAMSA DURING THE TERM.  THESE LIMITATIONS ON LIABILITY WERE AND ARE AN EXPRESS PART OF THE BARGAIN BETWEEN THE PARTIES AND WERE A CONTROLLING FACTOR IN SETTING THE FEES APPLICABLE TO THIS AGREEMENT.  THE LIMITATIONS ON LIABILITY SET FORTH IN THIS AGREEMENT SHALL APPLY REGARDLESS OF THE SUCCESS OR EFFECTIVENESS OF ANY OF THE REMEDIES PROVIDED FOR UNDER THIS AGREEMENT.

10.       Assignment - Neither party may assign this Agreement or its obligations hereunder to a third party other than an affiliate or subsidiary of such party without the other party’s prior written consent, except that Company may assign this Agreement to an affiliate or any successor in interest of all or substantially all of its business, or a business division, whether by merger, operation of law, assignment, purchase or otherwise.

11.       Waiver and Modification; Severability - No breach of any provision of this Agreement by the parties may be waived unless such waiver is in writing.  Waiver of one breach shall not be deemed a waiver of any other breach of the same or any other provision in the Agreement.  This Agreement may be modified only by written agreement of both parties.  Any term or clause of this Agreement that is determined to be illegal, invalid or unenforceable by a court of competent jurisdiction shall be deemed severed from this Agreement and shall not affect the continuing legality, validity or enforceability of the remaining provisions.

12.       Governing Law - The laws of Minnesota, without regard to its conflicts of laws provisions, shall govern the validity, construction, and performance of this Agreement.

13.       Entire Agreement - This Agreement, along with the SOWs and any exhibits or attachments attached hereto, constitutes the entire understanding of the parties with respect to the subject matter hereof.  This Agreement supersedes any and all prior oral or written agreements, arrangements, or communications by and between the parties with respect to the subject matter hereof.  In the event of any inconsistency between this Agreement and an SOW, this Agreement shall prevail unless the SOW clearly states its intent to override the inconsistent provision(s) in this Agreement.

14.       Independent Contractors - Unless specifically authorized in writing by the other party, neither party shall have the authority to act on behalf of or bind the other party in any way by any promise, representation, or agreement.  No employee or other person working for or on behalf of a party shall be considered to be an employee of the other party under any circumstance or for any purpose, including but not limited to, workmen’s compensation and unemployment insurance; payment of Federal and State income taxes; estimated taxes; any sales, use and services taxes; and all other Federal, State, local, and foreign taxes of any nature imposed with respect to any services or payment under this Agreement. Neither party shall be bound by the acts or conduct of the other.

15.       Counterparts — The Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.  The captions hereof are for convenience of reference only and shall neither limit nor enlarge the provisions hereof.  The singular shall include the plural and vice versa unless the context requires otherwise.

16.       Force Majeure - Notwithstanding anything in this Agreement or otherwise to the contrary, the obligations of NAMSA shall be suspended to the extent that such NAMSA is hindered or prevented from complying with this Agreement in any way because of matters outside of NAMSA’s reasonable control including acts of nature (including lightning and unusually severe weather conditions); failure of a telecommunications carrier to provide lines or service; governmental regulations or interference; accidents; fires; explosions; acts of war; terrorist acts or from any other similar or dissimilar cause beyond the reasonable control of NAMSA (a “Force Majeure” event).  If NAMSA’s obligations are suspended pursuant to this Section, NAMSA shall not be liable to Company or any other person or entity for any claims, causes of action, loss or damage in any way arising out of, or related to, such Force Majeure event or suspension of NAMSA’s obligations.  Upon the cessation of such Force Majeure event, NAMSA’s obligations shall resume.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized agents to be effective as of the Effective Date.

Kips Bay Medical, Inc.		NAMSA
Signature:	/s/ Randy LaBounty	Signature:	/s/ Ann Quinlan-Smith
By:	Randy LaBounty	By:	Ann Quinlan-Smith
Title:	Vice President of Regulatory & Clinical Affairs	Title:	President
Date:	May 9, 2012	Date:	May 10, 2012

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[Form of Statement of Work]

Estimate for:

From:

NAMSA

Project Name

Table of Contents

A.	Project Scope	1

B.	Total Project Costs	2

C.	What’s Not Included	3

D.	Getting Started	4

E.	Statement of Work Signature Page	5

Deposit Invoice

A.                                    PROJECT SCOPE

Upon satisfaction of contractual requirements, NAMSA will assign an experienced Consultant/Project Manager for this project.

Assumptions for this cost estimate are as follows:

Confidential Kips Bay Medical, Inc.

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B.                                    TOTAL ESTIMATED PROJECT COSTS

Task	Description	Calculation	*Estimated NAMSA Costs
Project Details

*All costs are estimated — actual costs to be billed

2

C.                                    WHAT’S NOT INCLUDED

•                  Travel costs, binders, courier and shipping costs, translation costs, etc. are non-NAMSA expenses that are handled on a pass-through basis with a small markup fee of 5% for administrative costs.  Only actual expenses are charged.

•                  Tasks outside the scope of this Statement of Work and work needed due to changes in the project assumptions are not included.  A Change Order or additional estimate will be provided if needed.

•                  Annual/Inflation increases as outlined in the Contract Research Support Agreement (CRSA)

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D.                                    GETTING STARTED

If you are ready to proceed, please follow the steps below:

Step 1) Review, sign and return the Statement of Work.  The “SOW” refers to the project scope and costs as outlined in the estimate.

Step 2) Remit payment for the advance Deposit. NAMSA requires an advance deposit for each project or Statement of Work.

Checks can be sent to:                                                                                                                                                                      For Wire transfer please use:

This estimate is valid for a period of three months from May 10, 2012.  In order to preserve the costs and timeline, please return the signed Statement of Work (SOW) Deposit within this time period.

Please note that NAMSA will commit specific individuals to your project once the above steps are completed.

Details of payment terms and the handling of pass-through expenses are provided in the Contract Research Support Agreement (CRSA) between NAMSA and Kips Bay Medical, Inc.  For details or specific information, please refer to your signed CRSA or contact your NAMSA Project Manager.

E.                                    STATEMENT OF WORK SIGNATURE PAGE

This Statement of Work (“Statement of Work”) is between Kips Bay Medical, Inc. (Company) and Alquest, LLC d/b/a/ NAMSA (“NAMSA”) and relates to the Contract Research Support Agreement dated 10/16/2009.  CRO has agreed to perform certain Services in accordance with written Statements of Work, such as this one, entered into from time to time, and describing such Services.

The parties agree as follows:

1.              Statement of Work.  This document constitutes a “Statement of Work” (SOW) under the Contract Research Support Agreement (the “CRSA”).  Unless specifically modified herein, this SOW and the Services described are subject to the terms and provisions of the Agreement, which are incorporated herein by reference:

Project Name

2.              Deposit.  Company shall make a payment to NAMSA of              (the “Deposit”) for work under this SOW. The deposit shall be retained by NAMSA for one year and shall be applied to subsequent invoices starting after year one of the project.

3.              Term.  The term of this SOW shall commence on the date of execution and shall continue until                   , unless this Statement of Work is terminated in accordance with the CRSA.

4.              Affiliates and Subcontractors.  Company agrees that CRO may use the services of its corporate affiliates and/or subcontractors to fulfill CRO’s obligations under this SOW.  Any such affiliates and/or subcontractors shall be bound by all the terms and conditions of, and be entitled to all rights and protections afforded under, the CRSA and this SOW.

5.              Amendments.  No modification, amendment, or waiver of this SOW shall be effective unless in writing and duly executed and delivered by each party to the other.

KIPS BAY MEDICAL, INC.	NAMSA
Signature:	Signature:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date:

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